EXHIBIT 5.1

Jenkens & Gilchrist a professional corporation 1445 Ross Avenue Suite 3700 Dallas, Texas 75202 (214) 855-4500 Facsimile (214) 855-4300 www.jenkens.com
Austin, Texas
(512) 499-3800

Chicago, Illinois
(312) 425-3900

Houston, Texas
(713) 951-3300

Los Angeles, California
(310) 820-8800

Pasadena, California
(626) 578-7400

San Antonio, Texas
(210) 246-5000

Washington, D.C.
(202) 326-1500

March 15, 2006

Sand Hill IT Security Acquisition Corp.
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California 94025

Dear Sirs:

Reference is made to Amendment No. 1 to the Registration Statement on Form S-4 (“Registration Statement”) filed by Sand Hill IT Security Acquisition Corp. (“Company”), a Delaware corporation, under the Securities Act of 1933, as amended (“Act”), covering 11,074,000 shares of common stock, par value $0.01, of the Company (the “Common Stock”) to be issued in connection with the merger (the “Merger”) of St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), with and into Sand Hill Merger Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).

We have examined and relied upon the original, or copies, certified to our satisfaction, of (i) the certificate of incorporation and the bylaws of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Common Stock and related matters; (iii) the Registration Statement and exhibits thereto, including the Agreement and Plan of Merger, dated October 26, 2005, by and among the Company, Merger Sub, and St. Bernard (as amended, the “Merger Agreement”); and (iv) such other documents, instruments and items as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion and as to the content and form of the certificate of incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

Based upon the foregoing examination, we are of the opinion that (i) upon the Merger being approved by the requisite vote of the stockholders of the Company, all necessary corporate actions will have been taken by the Company to authorize the issuance of the Common Stock of the Company in connection with the Merger; and (ii) assuming that all relevant corporate actions heretofore taken by the Company remain in full force and effect, and that the Merger is approved by the requisite vote of the stockholders of the Company, if and when the Common Stock is issued and delivered by the Company in accordance with the terms and conditions of the Merger Agreement and as contemplated by the Registration Statement, the Common Stock will be legally issued, fully paid and nonassessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Gregory J. Schmitt

Authorized Signatory